ROTH MURPHY SANFORD L.L.P.
CERTIFIED PUBLIC ACCOUNTANTS
228 ST. CHARLES AVENUE, SUITE 1122
NEW ORLEANS, LOUISIANA 70130
TELEPHONE: (504) 522-0792
FACSIMILE: (504) 524-5235

Independent Auditor's Consent

To the Audit Committee
Globe Bancorp, Inc.
Metairie, Louisiana

We consent to the incorporation by reference in Registration Statement No. 333-57148 of Globe Bancorp, Inc. on Form SB-2 of our report dated January 17, 2003, incorporated by reference in the Annual Report on Form 10-KSB of Globe Bancorp, Inc. for the year ended December 31, 2002.

/s/Roth Murphy Sanford L.L.P.

March 20, 2003